Exhibit 99.1

For Immediate Release

Ruth’s Hospitality Group, Inc. Reports First Quarter 2021 Financial Results

-Earnings Per Share $0.26

-Strengthening Sales Trends

-Accelerated Development Plan

WINTER PARK, Fla.—(BUSINESS WIRE)—May 7, 2021—Ruth’s Hospitality Group, Inc. (the “Company”) (Nasdaq: RUTH) today reported unaudited financial results for its first quarter ended March 28, 2021 and provided a business update.

CEO Comments

Cheryl Henry, President and Chief Executive Officer of Ruth’s Hospitality Group, Inc., commented, “Our impressive first quarter results reflect not only accelerating sales trends, but also strong margins as our operators continued to execute the efficiency and capacity utilization initiatives that we implemented in 2020.  I would like to express my gratitude to our Ruth’s Chris team and franchise partners for delivering these results, while providing our guests with our signature service in a safe environment.”

Henry continued, “With dining rooms now open in nearly all of our restaurants and our improved financial position, we are focusing our efforts on growing sales and cash flow, building upon the digital foundation we’ve developed during the last year, and investing in new unit growth.  This includes two to three new restaurants this year and an additional three to four planned for 2022.  I’m optimistic about the future and confident that our iconic brand and our talented team members have us well positioned for growth.”

First Quarter 2021 Financial Highlights (1)

•By the end of the first quarter of 2021, nearly all Ruth’s Chris Steak House restaurants were open and offering limited capacity dining service.

o75 of 77 Company-owned and managed restaurants were open, including 74 restaurants offering limited capacity dining service and one restaurant offering outdoor seating only.  Eleven of twelve California restaurants re-opened dining rooms in mid-March.

o100% of the Company’s 72 franchisee-owned restaurants were open, including 70 restaurants offering limited capacity dining service, one restaurant offering outdoor seating only and one restaurant offering to-go and delivery service only.

•Restaurant sales in the first quarter of 2021 were $81.6 million compared to $103.0 million in the first quarter of 2020.  Restaurant sales improved each period during the quarter as our dining rooms re-opened.

-By period, first quarter comparable restaurant sales and average weekly sales for Company-owned restaurants:

JanuaryFebruaryMarchQ1 2021Comparable Restaurant Sales vs. 2020(38.9%)(25.7%)72.0%(14.8%)Comparable Restaurant Sales vs. 2019(36.2%)(25.6%)(14.8%)(26.2%)Average Weekly Sales (all restaurants)$69,381$94,272$94,806$84,863

-By period, first quarter comparable restaurant sales for the 40 Company-owned restaurants operating limited capacity dining service during all 13 weeks of the quarter:

JanuaryFebruaryMarchQ12021Comparable Restaurant Sales vs. 2020(16.0%)(16.6%)80.3%0.7%Comparable Restaurant Sales vs. 2019(13.3%)(15.4%)(7.1%)(12.2%)

•Franchise income in the first quarter of 2021 was $3.8 million compared to $3.6 million in the first quarter of 2020.  First quarter 2021 comparable restaurant sales at franchisee-owned restaurants increased 4.2% compared to 2020 and decreased 13.1% compared to 2019.

•Food and beverage costs, as a percentage of restaurant sales, decreased 160 basis points to 28.1% compared to the first quarter of 2020.  Total beef costs decreased 1.5% compared to the first quarter of 2020.

•Operating income as a percentage of total revenue was 13.8% compared to (3.8%) in the first quarter of 2020.

•Net income in the first quarter of 2021 was $9.1 million, or $0.26 per diluted share, compared to net loss of $3.8 million, or ($0.13) per diluted share, in the first quarter of 2020.

-Net income in the first quarter of 2021 included a $300 thousand employee retention payroll tax credit, which reduced restaurant operating expenses, $445 thousand of severance related costs and a $148 thousand income tax benefit related to the impact of discrete income tax items.  Net income in the first quarter of 2020 included a loss on impairment of $8.7 million and a $79 thousand income tax benefit related to the impact of discrete income tax items.

-Excluding these items, non-GAAP diluted earnings per common share was $0.26 in the first quarter of 2021, compared to $0.09 in the first quarter of 2020.  The Company believes that non-GAAP diluted earnings per common share provides a useful alternative measure of financial performance to improve comparability of diluted earnings per common share between periods. Investors are advised to see the attached Reconciliation of Non-GAAP Financial Measure table for additional information.

(1)In order to assist with the review of our quarterly results, we have provided an additional comparison to the same period in 2019 for some of our financial measures as many of the 2020 financial measures were impacted by COVID-related restaurant closures.

(2)Average Weekly Sales is an average of restaurant sales for all Company-owned restaurants.

Liquidity Update

•As of March 28, 2021, the Company’s cash balance was approximately $112.3 million, with $115.0 million of debt outstanding under its senior credit facility and $4.7 million of outstanding letters of credit.

•Subsequent to the end of the first quarter, the Company made a $10.0 million debt repayment in accordance with its credit agreement.

•On May 4, 2021, the Company entered into an amendment to its existing $110.0 million credit agreement that increased its 2021 growth capital expenditure limit to $20.0 million.

Business and Development Update

•Quarter to date through April 25, 2021, Company-owned comparable restaurant sales increased 2.7% compared to 2019, and average weekly sales were $101 thousand for the three weeks after Easter.  Quarter to date comparable restaurant sales through April 25th compared to 2019 were negatively impacted by 710 basis points due to three markets (Boston, Hawaii and Manhattan), which continued to be challenged by local restrictions and market conditions.

•As of April 30, 2021: 74 of 76 Company-owned and managed restaurants were offering limited capacity dining service and 66 of 72 franchisee-owned restaurants were offering limited capacity dining service.  Open dining rooms continued to operate at approximately 50% average capacity.

•We previously announced plans to open two new Company-owned restaurants in 2021 and 2022.  Due to improving operating results and the expansion of permitted capital expenditures under our credit agreement, the Company is accelerating plans for new restaurant development.  We currently expect to open a total of six new Company-owned restaurants by the end of 2022:  two to three new restaurants in 2021 and three to four new restaurants in 2022.

•We expect to open two new franchisee-owned restaurants in 2022.

•Subsequent to the end of the quarter, the Company permanently closed one restaurant in Bellevue, WA.  One franchisee-owned restaurant located in Hong Kong will close in the fourth quarter of 2021.

Financial Outlook

Based on current information and its most recent projections, Ruth’s Hospitality Group, Inc. is providing its full year 2021 outlook based on a 52-week year ending December 26, 2021, as follows:

oRestaurant labor efficiency of 100-150 basis points compared to 2019

oMarketing and advertising costs of $12 million to $14 million

oGeneral and administrative expenses of $30 million to $32 million

oEffective income tax rate of 17% to 19%

oTotal capital expenditures of $20 million to $25.0 million

oFully diluted shares of 34.6 million to 35.2 million

The foregoing statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them.  We refer you to the “Cautionary Note Regarding Forward-Looking Statements” section in this earnings press release and to our recent filings with the Securities and Exchange Commission for more detailed discussions of the risks that could impact our financial outlook and our future operating results and financial condition.

Conference Call

The Company will host a conference call to discuss first quarter 2021 financial results today at 8:30 AM Eastern Time.  Hosting the call will be Cheryl J. Henry, President and Chief Executive Officer, and Kristy Chipman, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 201-689-8470. A replay will be available one hour after the call and can be accessed by dialing 412-317-6671; the password is 13718600. The replay will be available until Friday, May 14, 2021. The call will also be webcast live from the Company’s website at www.rhgi.com under the Investor Relations section.

About Ruth’s Hospitality Group, Inc.

Ruth’s Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with over 140 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

For information about our restaurants or to purchase gift cards, please visit www.RuthsChris.com. For more information about Ruth’s Hospitality Group, Inc., please visit www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “targeting,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Similarly, statements herein that describe the Company’s objectives, plans or goals, including with respect to restaurant openings and acquisitions or closures, capital expenditures, strategy, financial outlook, cash flows, our effective tax rate and the impact of recent accounting pronouncements, also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. Some of the factors that could cause actual results to differ include: the negative impact the COVID-19 pandemic has had and will continue to have on our business, financial condition and results of operations; reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; changes in economic conditions and general trends; the loss of key management personnel; the effect of market volatility on the Company’s stock price; health concerns about beef or other food products; the effect of competition in the restaurant industry; changes in consumer preferences or discretionary spending; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to income taxes, unclaimed property, Company employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; political conditions, civil unrest or other developments and risks in the markets where the Company’s restaurants are located; harmful actions taken by the Company’s franchisees; the inability to successfully integrate franchisee acquisitions into the Company’s business operations; economic, regulatory and other limitations on the Company’s ability to pursue new restaurant openings and other organic growth opportunities; a material failure, interruption or security breach of the Company’s information technology network; the Company’s indemnification obligations in connection with its sale of the Mitchell’s Restaurants; the Company’s ability to protect its name and logo and other proprietary information; an impairment in the financial statement carrying value of our goodwill, other intangible assets or property; gains or losses on lease modifications; the impact of litigation; the restrictions imposed by the Company’s credit agreement; changes in, or the suspension or discontinuation of, the Company’s quarterly cash dividend payments or share repurchase program; and the inability to secure additional financing on terms acceptable to the Company. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2020, and the Company’s other filings with the Securities and Exchange Commission (“SEC”).  Such filings are available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred.

Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

Investor Relations

Fitzhugh Taylor

ftaylor@icrinc.com

RUTH’S HOSPITALITY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations – Preliminary and Unaudited

(Amounts in thousands, except share and per share data)

	13 Weeks Ended
	March 28,	March 29,
	2021	2020

Revenues:
Restaurant sales	$81,636	$103,040
Franchise income	3,792	3,626
Other operating income	1,855	1,870
Total revenues	87,283	108,536
Costs and expenses:
Food and beverage costs	22,921	30,626
Restaurant operating expenses	37,583	55,554
Marketing and advertising	1,993	3,438
General and administrative costs	7,196	8,031
Depreciation and amortization expenses	5,063	5,822
Pre-opening costs	445	477
Loss on impairment	—	8,697
Total costs and expenses	75,201	112,645
Operating income (loss)	12,082	(4,109)
Other income (expense):
Interest expense, net	(1,303)	(628)
Other	44	33
Income (loss) before income taxes	10,823	(4,704)
Income tax expense (benefit)	1,698	(886)
Net income (loss)	$9,125	$(3,818)

Basic earnings (loss) per share	$0.27	$(0.13)

Diluted earnings (loss) per share	$0.26	$(0.13)

Shares used in computing net income per common share:
Basic	34,282,733	28,287,261
Diluted	34,599,764	28,287,261
Dividends declared per common share	$—	$0.15

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

We prepare our financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP diluted earnings per common share. This non-GAAP measurement was calculated by excluding the impact of an employee retention payroll tax credit, accelerated stock compensation and severance payments, loss on impairment and restaurant closure costs and certain discrete income tax items. We exclude the impact of the employee retention payroll tax credit, accelerated stock compensation and severance payments, loss on impairment and restaurant closure costs and certain discrete income tax items to improve comparability of diluted earnings per common share between periods.  This non-GAAP measurement has been included as supplemental information. We believe that this measure represents a useful internal measure of performance. Accordingly, where this non-GAAP measure is provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because this measure is not determined in accordance with GAAP, such a measure is susceptible to varying calculations and not all companies calculate the measure in the same manner. As a result, the aforementioned measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP financial measure is presented as supplemental information and not as an alternative to diluted earnings per share as calculated in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measure – Unaudited

(Amounts in thousands, except share data)

	13 Weeks Ended
	March 28,	March 29,
	2021	2020
GAAP Net income (loss)	$9,125	$(3,818)
GAAP Income tax expense (benefit)	1,698	(886)
GAAP Income (loss) from continuing operations before income taxes	10,823	(4,704)
Adjustments:
Employee retention credit	(300)	—
Accelerated stock compensation and severance payments	445	—
Loss on impairment and restaurant closure costs	—	8,697
Adjusted net income before income taxes	10,968	3,993
Adjusted income tax benefit (expense) (1)	(1,734)	(1,300)
Impact of excluding certain discrete income tax items	(148)	(79)
Non-GAAP Net income (loss)	$9,086	$2,614

GAAP Diluted earnings (loss) per common share	$0.26	$(0.13)

Non-GAAP Diluted earnings (loss) per common share	$0.26	$0.09

Weighted-average number of common shares outstanding - diluted	34,599,764	28,573,114

(1) Adjusted income tax is calculated by multiplying the Non-GAAP adjustments by our marginal federal and state income tax rates and adding or subtracting the result to/from our GAAP income tax expense.